                               EXHIBIT 10.3.1*

                               AFLAC INCORPORATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



      In order to provide retirement benefits for certain key executives of the Company and its subsidiaries, the Company hereby adopts this Supplemental Executive Retirement Plan, originally effective as of October 1, 1989 and as amended, effective September 1, 1993, to provide as follows:

      1.  DEFINITIONS.

          Except as otherwise expressly provided herein, or as otherwise required by the context, the following terms, whenever used in capitalized form, shall have the meaning set forth below:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Company" means AFLAC Incorporated, a Georgia corporation, and any successor thereto.

          (c) "Early Retirement Benefit" means an annual pension which, when combined with the retirement income payable under the AFLAC Incorporated Pension Plan (assuming benefits thereunder are paid immediately as a single life annuity with an early commencement reduction as specified in the qualified Pension Plan without regard to years of service requirement) will equal fifty percent (50%) of the Participant's Final Pay, payable in accordance with
               Section 3(b) of the Plan.

          (d) "Early Retirement Date" means the date a Participant attains age 55, and for those who participate on or after August 11, 1992, it means the date a Participant attains age 55 and completes 15 years of employment; provided, however, that an earlier or later date may be agreed to between a Participant and the Compensation Committee of the Board.

          (e)  "Effective Date" means October 1, 1989.

          (f) "Final Pay" means the highest annual base salary paid to a Participant during any calendar year in the three calendar year period preceding the Participant's Termination of Employment.

          (g) "Normal Retirement Benefit" means an annual pension which, when combined with the retirement income payable under the AFLAC Incorporated Pension Plan (assuming benefits thereunder are paid as a single life annuity) will equal sixty-five percent (65%) of the Participant's Final Pay, payable in accordance with Section 3(a) of the Plan.

          (h) "Norman Retirement Date" means the date a Participant attains age 65; provided, however, that an earlier or later date may be agreed to between a Participant and the Compensation Committee of the Board.

                                 EXH 10.3.1-1

          (i) "Participant" means any employee of the Company (or any subsidiary or affiliate of the Company) who meets the requirements for participation set forth in Section 2 hereof.

          (j)  "Plan" means this AFLAC Incorporated Supplemental
               Executive Retirement Plan, including any and all schedules and appendices hereto.

          (k)  "Retirement" means a Participant's Termination of
               Employment on or after his Early Retirement Date.

          (l) "Retirement Benefit" means a Participant's Early Retirement Benefit or Normal Retirement Benefit, as applicable.

          (m) "Termination of Employment" means termination of a Participant's employment with the Company (and its subsidiaries and affiliates) for any reason except approved leaves of absence.


      2.  ELIGIBILITY.

          Participation in the Plan shall be limited to key employees of the Company (and its subsidiaries and affiliates) designated by the Board from time to time.


      3.  RETIREMENT BENEFITS.

          (a) NORMAL RETIREMENT. If a Participant's Termination of Employment occurs on or after his Normal Retirement Date for any reason other than Cause or death, he shall be entitled to receive an annual Retirement Benefit equal to the Normal Retirement Benefit, payable in the form of annuity for the life of the Participant (except as otherwise provided in Section 3(h)).

          (b) EARLY RETIREMENT. If a Participant's Termination of Employment occurs on or after his Early Retirement Date but before his Normal Retirement Date for any reason other than Cause (as defined in Section 8(e) hereof) or death, he shall be entitled to receive an annual Retirement Benefit equal to the Early Retirement Benefit, payable in the form of an annuity for the life of the Participant (except as otherwise provided in Section 3(h)).

          (c) DEATH BENEFIT. If a Participant dies after qualifying for an early or normal Retirement Benefit but before his commencing to receive such Retirement Benefit, the Participant's spouse shall receive a death benefit equal to fifty percent (50%) of the Retirement Benefit which the Participant would have been entitled to receive had he retired on the day preceding his date of death.

          (d) TERMINATION FOR CAUSE. Notwithstanding any other provisions of this Plan, if a Participant's Termination of

                                 EXH 10.3.1-2

               Employment is by the Company (or any subsidiary or affiliate of the Company) for Cause (as defined in Section 8(e)) he shall immediately forfeit all rights and entitlements under the Plan.

          (e) NONCOMPETITION. The payment of Retirement Benefits to a Participant, as set forth in this Plan, shall immediately cease and be forfeited if the Participant, without the prior consent of the Board, directly or indirectly, renders advisory or any other services to, or becomes employed by, or participates or engages in any business competitive with any of the business activities of the Company (or any subsidiary or affiliate of the Company) in any states and/or foreign countries in which the Company or any of its subsidiaries or affiliates do business.

          (f) CONSULTATION. As a condition to the payment of Retirement Benefits as set forth in this Plan, a Participant shall make himself available to the Company for ten (10) years after Retirement as an independent consultant for consultation at the request of the Company at reasonable business hours and upon reasonable notice, and subject to the conditions of health, without further compensation except necessary and proper business or travel expenses required in connection with such consultation.

          (g) NON-DISCLOSURE OF INFORMATION. As a condition to the payment of Retirement Benefits as set forth in this Plan, a Participant shall not, directly or indirectly, use or permit the use of any confidential or other proprietary information of a special and unique nature and value to the Company, including, but not limited to, technological data, trade secrets, systems, procedures, confidential reports, client lists, client relationships, marketing strategies of the Company (or any subsidiary or affiliate of the Company), information with respect to the nature and type of services rendered by the Company, or financial information concerning the Company.

          (h) OPTIONAL FORMS OF PAYMENT. In lieu of a life annuity, a Participant may elect to receive his Retirement Benefit in the form of a joint and survivor annuity by electing such alternate form of benefit prior to his Retirement. Under this option, the Participant shall receive for his lifetime under this Plan a reduced annual Retirement Benefit with the additional provision that, effective with the calendar month following the death of the Participant after Retirement, the Company will pay to the surviving spouse of the Participant a monthly benefit equal to one-half (1/2) of the amount which had been payable to the Participant. The reduced amount payable to the Participant shall be determined such that the joint and survivor benefit is the actuarial equivalent (determined using the same fifty percent (50%) Joint and Survivor conversion factors as specified in the AFLAC Incorporated Pension Plan) of the Participant's Retirement Benefit payable as a life annuity.


                                 EXH 10.3.1-3

      4.  TIME OF PAYMENT.

          A Retirement Benefit shall commence on the first day of the calendar month coinciding with or next following a Participant's Retirement or death (in the case of the benefit provided under Section 3(c) hereof).

      5.  VESTING.

          Except as otherwise provided in Section 8 of the Plan, no benefit shall be payable to a Participant if the Participant incurs a Termination of Employment or is removed from participation in the Plan by the Board prior to his Early Retirement Date.

      6.  NONALIENABILITY.

          Except for the withholding of any tax under the laws of the United States or any state or locality, no Retirement Benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Retirement Benefit, whether currently or hereafter payable, shall be void. Except as otherwise specifically provided by law, no Retirement Benefit shall, in any manner, be liable for or subject to the debts or liabilities of any Participant or any other person entitled to such benefits.

      7.  MISCELLANEOUS.

          (a) NO RIGHT TO CONTINUED EMPLOYMENT. This Plan shall not be construed as providing any Participant with the right to be retained in the employ of the Company (or any subsidiary or affiliate of the Company) or to receive any benefit not specifically provided for hereunder.

          (b) PARTICIPATION IN OTHER PLANS. Nothing contained herein shall exclude or in any manner modify or otherwise affect any existing or future rights of any Participant to participate in and receive the benefits of any compensation, bonus, pension, life insurance, medical and hospitalization insurance or other employee benefit plan or program to which he otherwise might be or become entitled as an employee of the Company (or any subsidiary or affiliate of the Company).

          (c) GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflict of law principles of Georgia.

          (d) INCAPACITY. If the Company determines that any Participant is unable to care for his affairs because of illness or accident, any Retirement Benefit payment due hereunder (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to such Participant's spouse, child, brother or sister, or to any person deemed by the Company to have incurred expenses for such person otherwise

                                 EXH 10.3.1-4
               entitled to payment. Any such payment shall be a complete discharge of the liabilities of the Company hereunder.

          (e) AMENDMENT OR TERMINATION OF THE PLAN. The Company shall have the right, at any time and from time to time, to amend in whole or in part, or to terminate any of the provisions of this Plan, and such amendment or termination shall be binding upon all Participants and parties in interest; provided, however, that no such amendment or termination shall impair any vested rights which have accrued to Participants hereunder prior to the date of such amendment or termination. Notwithstanding any other provisions of this Plan, for a period of three years following a Change in Control (as defined in Section 8(c) hereof), this Plan may not be (i) terminated or (ii) amended in any manner which would adversely affect in any way the amount of or the entitlement to retirement benefits hereunder or remove a Participant from participation hereunder.
               Notwithstanding any other provisions of this Section 7, the foregoing provisions of this paragraph may not be amended following a Change in Control without the written consent of a majority in both number and interest of the Participants who are actively employed by the Company (or any subsidiary or affiliate of the Company), both immediately prior to the Change in Control and at the date of such amendment.

          (f) GENDER. The masculine pronoun wherever used shall include the feminine pronoun, and the singular shall include the plural unless the context clearly indicates the distinction.

          (g) HEADINGS. The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Plan.

      8.  CHANGE IN CONTROL OF THE COMPANY.

          (a) TERMINATION WITHIN TWO YEARS OF A CHANGE IN CONTROL. If a Participant's Termination of Employment occurs during the two-year period following a Change in Control of the Company, unless such Termination of Employment is (A) because of the Participant's death or Disability (as defined in Section 8(d)), (B) by the Company (or any subsidiary or affiliate of the Company) for Cause (as defined in Section 8(e)), or (C) by the Participant other than for Good Reason (as defined below) (such Termination of Employment being hereinafter referred to as "Qualifying Termination"), such Participant shall be one hundred percent (100%) vested in his Retirement Benefit and the Company shall pay to the Participant, no later than the fifth day following the date of the Participant's Qualifying Termination, a lump sum amount (the "Cash-Out Payment") equal to the greater of (i) the present value (determined as of the date of the Qualifying Termination) of the Retirement Benefit (assuming payment in the form

                                 EXH 10.3.1-5
               of a single life annuity) (a) to which the Participant is entitled as of the date of the Qualifying Termination, or
               (b) in the case of a Participant who has not yet qualified for early retirement as of the date of his Qualifying Termination, to which the Participant would have been entitled had he remained in the employ of the Company until his Early Retirement Date, and (ii) three times the Participant's Final Pay. The present value of the Retirement Benefit described in clause (i) above shall be determined by using the mortality table and interest rate utilized in the most recent actuarial valuation for the AFLAC Incorporated Pension Plan.

          (b) LIMITATION ON PAYMENTS. Notwithstanding any other provisions of this Plan in the event that any payment or benefit received or to be received by a Participant in connection with a Change in Control or the termination of the Participant's employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits including the Cash-Out Payment, being hereinafter called "Total Payments") would not be deductible (in whole or in part), by the Company, an affiliate or Person making such payment or providing such benefit as a result of Section 280G of the Internal Revenue Code of 1986 (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of
               Section 280G of the Code in such other plan, arrangement or agreement), the Cash-Out Payment shall be reduced (if necessary, to zero). For purposes of this limitation: (i) no portion of the Total Payments, the receipt or enjoyment of which the Participant shall have effectively waived in writing prior to the Termination of Employment shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant does not constitute a "parachute payment" within the meaning of
               Section 280G(b)(2) of the Code, including by reason of
               Section 280G(b)(4)(A) of the Code; (iii) the Cash-Out Payment shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause
               (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.



                                 EXH 10.3.1-6

          (c) CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control of the Company" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

               (II) during any period of two consecutive years (not including any period prior to adoption of this Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (I), (III) or (IV) of this paragraph), whose election by the Board of nomination for election by the Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (III) the shareholders of the Company approve a merger or
                     consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
                     (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

               (IV) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (d) DISABILITY. As used herein, the term "Disability" shall mean, as a result of a Participant's incapacity due to physical or mental illness, his absence from the full-time

                                 EXH 10.3.1-7
               performance of his duties with the Company (or any subsidiary or affiliate of the Company) for six consecutive months, and his failure to return to the full-time performance of his duties within thirty (30) days after written notice of termination is given.

          (e) CAUSE. As used herein, the term "Cause" shall mean (i) the willful and continued failure by a Participant to substantially perform the Participant's duties with the Company or a subsidiary or affiliate of the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after a Participant gives a notice of termination of employment for Good Reasons) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and
               (ii) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company. Notwithstanding the foregoing, a termination for Cause shall not be deemed to have occurred unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant engaged in conduct set forth above in this Section 8(e) and specifying the particulars thereof in detail.

          (f) GOOD REASON. As used herein, the term "Good Reason" shall mean, without the express written consent of the Participant, the occurrence after a Change in Control of the Company of any of the following circumstances unless, in the case of paragraph (i), (v) or (vi), such circumstances are fully corrected prior to the date the Participant terminates employment.

               (i) the assignment to the Participant of any duties inconsistent with the position he held in the Company (or any subsidiary or affiliate of the Company) immediately prior to the Change in Control of the Company, or a significant adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to such change;



                                 EXH 10.3.1-8

               (ii) a reduction by the Company in the Participant's annual base salary, or a reduction by the Company in the Participant's total compensation, as in effect on the Effective Date or as the same may be increased from time to time;

               (iii) the relocation of the Company's principal executive
                     offices to a location outside the Columbus, Georgia Metropolitan Area (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control of the Company) or the Company's requiring the Participant to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change in Control;

               (iv) the failure by the Company (or any subsidiary or affiliate of the Company) to pay to the Participant any portion of his current compensation within seven
                     (7) days of the date such compensation is due;

               (v) the failure by the Company (or any subsidiary or affiliate of the Company) to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control of the Company which is material to the Participant's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company (or any subsidiary or affiliate of the Company) to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other Participants, as existed at the time of the Change in Control of the Company; or

               (vi) the failure by the Company (or any subsidiary or affiliate of the Company) to continue to provide the Participant with benefits substantially similar to those enjoyed by him under any of the Company's life insurance, medical, health and accident, retirement, or disability plans in which he was participating at the time of the Change in Control of the Company, the taking of any action by the Company (or any subsidiary or affiliate of the Company) which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by him at the time of the Change in Control of the Company, or the failure by the Company (or any subsidiary or affiliate of the Company) to provide the Participant with the number of paid vacation days to which he is entitled on the basis of years of service

                                 EXH 10.3.1-9
                     with the Company (or any subsidiary or affiliate of the Company) in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company.

               A Participant's right to terminate his employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to any act or failure to act, constituting Good Reason hereunder.

          (g) PERSON. As used herein, the term "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


      9.  SUCCESSORS.

          The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume the Company's obligations hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     10.  LEGAL EXPENSES.

          The Company shall pay or reimburse a Participant for all fees and disbursements of counsel, if any, incurred by the Participant in seeking to obtain or enforce any right or benefit provided by this Plan.


                                           AFLAC INCORPORATED


                                           /s/ Daniel P. Amos
                                           _____________________________
                                           DANIEL P. AMOS
                                           Chief Executive Officer

ATTEST:  /s/ Joey M. Loudermilk
         _____________________________
         Corporate Secretary


             (CORPORATE SEAL)


                                 EXH 10.3.1-10